SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2003

Activant Solutions Inc.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway, Suite 200
Austin, Texas 78746
(Address of principal executive offices)

Registrants’ telephone number, including area code: (512) 328-2300

ITEM 5. Other Events and Regulation FD Disclosure.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EX-3.1 Amendment to Certificate of Incorporation
EX-3.2 Articles of Incorporation of Triad Systems
EX-99.1 Press Release

ITEM 5. Other Events and Regulation FD Disclosure.

     Effective October 6, 2003, Cooperative Computing, Inc. (the “Company”) changed its name to Activant Solutions Inc. The Company issued a press release on October 13, 2003, announcing the Company’s name change.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation dated October 6, 2003

3.2	Articles of Incorporation of Triad Systems Corporation dated January 14, 1972

99.1	Press Release dated October 13, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

Date: October 14, 2003	By:	/s/	Richard W. Rew, II

Richard W. Rew, II General Counsel & Secretary